UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2015

SMARTAG INTERNATIONAL, INC.

(Exact name of registrant issuer as specified in its charter)

File Number 000-53792

Nevada	81-0554149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3651 Lindell Road Ste D269, Las Vegas, NV 89103
(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (949) 310-1762

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ]

¨      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 5, 2015, Smartag International, Inc., a Nevada corporation (the “Company” or “Purchaser”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Essential Beverage Corporation, a Nevada corporation (“EBC”), pursuant to which the Company purchased a 51% interest in EBC for a total consideration of $399,709.43 and one million shares of the Company’s restricted common stock. A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

EBC develops, produces, markets and sells healthy, sports related drinks, alkaline water and functional beverages. Their current products are ThrividaTM Sport Water, ThrividaTM Elite Sport, and ThrividaTM Essentials.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure related to the Purchase Agreement in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure related to the Purchase Agreement in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. 2.1	Securities Purchase Agreement dated July 5, 2015, by and among Smartag International, Inc. and Essential Beverage Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartag International, Inc.

July 31, 2013

/s/ Yow Lock Sen

Name: Lock Sen Yow

Title: Chief Financial Officer